Secretary of State
                                                               State of Missouri
                                                                    P.O. Box 778
                                                  Jefferson City, Missouri 65102


                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.       The name of the Corporation is The Source Company (#00409062).
         The name under which it was originally organized was Periodico, Inc.


2. An amendment to the Corporation's Articles of Incorporation was approved by the shareholders on July 1, 1997.


3.       Article One is amended to read as follows:

                  1. The name of the corporation is The Source Information Management Company.


4. Of the 7,049,199 shares of common stock outstanding, 7,049,199 of such shares were entitled to vote on such amendment.

         None of the outstanding shares were entitled to vote thereon as a class.


5. The number of shares voted for and against the amendment was as follows:

                  4,809,599 shares voted for the amendment

                     -0-    shares voted against the amendment

6. The amendment did not change the number or par value of authorized shares having a par value.

         The amendment did not change the number of authorized shares without


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         par value.


7. The amendment does not provide for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class.

IN WITNESS WHEREOF, the undersigned, S. Leslie Flegel, Chairman, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal as of the 1st day of July, 1997.


                                             THE SOURCE COMPANY
CORPORATE SEAL


                                             By:/s/ S. Leslie Flegel
                                                ----------------------------
                                                S. Leslie Flegel, Chairman

ATTEST:


/s/ W. Brian Rodgers
---------------------------
W. Brian Rodgers, Secretary


STATE OF MISSOURI                   )
                                    ) SS
COUNTY OF ST. LOUIS                 )

         I, Carol Hund, a Notary Public, do hereby certify that on this 1st day of July, 1997, personally appeared before me S. Leslie Flegel, who being by me first duly sworn, declared that he is the Chairman of The Source Company, that he signed the foregoing document as Chairman of the Corporation, and that the statements therein contained are true.



                                            /s/ Carol Hund
                                           ------------------------------------
                                           Notary Public

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